CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Amendment No. 1 Form S-1 and to the incorporation by reference of our report dated April 1, 2013 on our audits of the consolidated financial statements of Surepure Inc. and Subsidiaries for the years ended December 31, 2012 and December 31, 2011, included in this Registration Statement on Amendment No. 1 Form S-1.

CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 22, 2013